UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2011

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024

 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621228

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2011, the Board of Directors (the “Board”) of China Agritech, Inc. (the “Company”), upon the recommendation of the nominating and corporate governance committee of the Board, appointed Mr. Sim Kai Wai to serve as a member of the Board to fill the vacancy left by the recent resignation of Ms. Zheng Wang from the Board.

The Board determined that Mr. Sim is an independent director within the meaning of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Board also appointed Mr. Sim to serve as the chairman of the audit committee of the Board and as the chairman of the special committee, formed in March 2011, of the Board, to fill the vacancy left by Mr. Gene Michael Bennett. Mr. Gene Michael Bennett, an independent member of the Board, has voluntarily resigned from the special committee and from the audit committee of the Board to address concerns that, due to other commitments, he might not be able to devote sufficient time to the investigation process.

Mr. Sim, age 42, has been serving as a director of Infinity Corporate Advisory Limited in Hong Kong since October 2008 and as executive director of Resourceco Capital Pte Ltd in Singapore since July 2008. Mr. Sim served as head of corporate department of Profound Automotive Holdings Limited in Hong Kong from January 2005 to July 2008, corporate finance director of a professional firm from July 2003 to December 2004. Mr. Sim served as manager from November 1999 to July 2003 at a few international accounting and professional firms, including KPMG in Singapore. Mr. Sim obtained his business administration degree with major in accounting from Hong Kong Shue Yan University in 1994.

Mr. Sim has no family relationships with any of the executive officers or directors of the Company.

On April 25, 2011, the Company entered into an independent director’s agreement with Mr. Sim. Pursuant to the agreement, Mr. Sim is entitled to a director’s fee of $36,000 per annum, payable in equal quarterly installments. Such fee is in addition to any fees to which he may be entitled under guidelines and rules established by us from time to time for compensating non-employee directors for their services and attending meetings of the Board and its committees.

On April 25, 2011, the Company issued a press release regarding the matters described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Director’s Contract between the Company and Mr. Sim Kai Wai dated April 25, 2011

99.1	Press release dated April 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: April 25, 2011	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Independent Director’s Contract between the Company and Mr. Sim Kai Wai dated April 25, 2011

99.1	Press release dated April 25, 2011